Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees
of Direxion Funds (formerly known as Potomac Funds)

In planning and performing our audit of the financial statements of Direxion Funds, comprising U.S./Short Fund, OTC Plus Fund, Small Cap Bull 2.5X Fund (formerly Small Cap Plus Fund), Small Cap Bear 2.5X Fund (formerly Small Cap/Short Fund), Dow 30 Plus Fund, 10 Year Note Bull 2.5X Fund (formerly 10 Year Plus Fund), 10 Year Note Bear 2.5X Fund (formerly ContraBond Fund), Dynamic HY Bond Fund, HY Bear Fund, Commodity Bull 2X Fund (formerly Commodity Bull Fund), Emerging Markets Bull 2X Fund (formerly Emerging Markets Plus Fund), Emerging Markets Bear 2X Fund (formerly Emerging Markets Short Fund), Developed Markets Bull 2X Fund (formerly Developed Markets Plus Fund), Developed Markets Bear 2X Fund (formerly Developed Markets Short Fund), U.S. Government Money Market Fund, Evolution Managed Bond Fund, Evolution All-Cap Equity Fund (formerly Evolution Managed Equity), Evolution Large Cap Fund, Evolution Small Cap Fund, Evolution Total Return Fund, Spectrum High Yield Plus Fund, Spectrum Global Perspective Fund, Spectrum Equity Opportunity Fund, HCM Freedom Fund, and PSI Calendar Effects Fund (the “Funds”) as of and for the period ended August 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds’ is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company’s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds’ internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of August 31, 2006.

This report is intended solely for the information and use of management and the Board of Directors of the Funds’ and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP

Chicago, Illinois
October 27, 2006